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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 31, 2000, relating to the consolidated financial statements, which appears in the Current Report on Form 8-K filed February 1, 2000. We also consent to the references to us under the headings "Experts" and "Selected Historical and Pro Forma Financial Data" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 25, 2000